COLLOCATION AGREEMENT

                                 BY AND BETWEEN

                       BARNET DULANEY EYE CENTER, P.L.L.C.

                                       AND

                         PRIME/BDEC ACQUISITION, L.L.C.






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                                   COLLOCATION
                                    AGREEMENT

     This COLLOCATION AGREEMENT ("Agreement"), effective as of the 1st day of September, 1999 (the "Effective Time"), is by and between BARNET DULANEY EYE CENTER, P.L.L.C., an Arizona professional limited liability company ("BDEC"), and PRIME/BDEC ACQUISITION, L.L.C., a Delaware limited liability company ("Company").

                                               W I T N E S S E T H:

     WHEREAS, the Company has been organized for the purpose of providing facilities, equipment and non-physician personnel for the performance by physicians of Refractive Surgery (as defined herein), for the marketing, scheduling and management of Refractive Surgery, for the credentialing and scheduling of physicians to perform Refractive Surgery and for the billing, collecting and accounting for the use of the facility, equipment and non-physician personnel (the "Business");

     WHEREAS, BDEC has owned or leased assets for the performance by physicians of Refractive Surgery, including, without limitation, certain space located in a building at 4800 North 22nd Street, Phoenix, Arizona 85016 and certain space located in a building at 555 East River Road, Tucson, Arizona (individually a "Facility" and collectively the "Facilities") and in connection with each Facility, equipment, instruments, computer software used in connection with the equipment, certain leases and contracts, the leasehold improvements, furniture, fixtures and other fixed assets and items of personal property used primarily in or materially relied on for the performance of Refractive Surgery (the "Equipment and Personalty");

     WHEREAS, BDEC employs non-physician personnel (the "BDEC Employees") with expertise and experience in assisting physicians in the performance of Refractive Surgery, in credentialing and scheduling physicians for the performance of Refractive Surgery in the Facilities, in performing the scheduling of patients for Refractive Surgery in the Facilities, in performing marketing, accounting, billing and collection services for the use of the Facilities and in managing the Facilities and all non-physician aspects of Refractive Surgery in the Facilities (the "Support Services");

     WHEREAS, BDEC employs physician and non-physician executives (the "Managers") with expertise and experience in the management of the Facilities, the Equipment and Personalty, the Support Services and all other elements of a Refractive Surgery center (the "Management Services");

     WHEREAS, BDEC, Prime Medical Operating, Inc.("Prime") and others entered into that certain Contribution Agreement dated effective September 1, 1999 (the "Contribution Agreement"), pursuant to which Prime, BDEC and others have participated in a series of transactions that were completed simultaneously with the execution and delivery of this Agreement, in which transactions the Company became the owner of the Equipment and Personalty and the business conducted therewith, excluding the practice of medicine, and in which transactions BDEC agreed to provide to the Company the Facility and the Management Services and Support Services on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby forever acknowledged and confessed, the parties hereto agree as follows:

                                                     ARTICLE I
                                                    DEFINITIONS

     1.1 Agreement shall mean this Collocation Agreement between the Company and BDEC and any amendments hereto as may from time to time be adopted as hereinafter provided.

     1.2 BDEC shall mean Barnet Dulaney Eye Center, P.L.L.C.

     1.3 Buildings shall mean Building P and Building T.

     1.4 Building P shall mean the building located at 4800 North 22nd Street, Phoenix, Arizona 85016, and known generally as the Barnet Dulaney Eye Center.

     1.5 Building T shall mean the building located at 555 East River Road, Tucson, Arizona, and known generally as the Barnet Dulaney Eye Center.

     1.6 Business shall mean the provision of facilities, equipment and non-physician personnel for the performance by physicians of Refractive Surgery (as defined herein), the marketing, scheduling and management of Refractive Surgery, the credentialing and scheduling of physicians to perform Refractive Surgery and the billing, collecting and accounting for the use of the facility, equipment and non-physician personnel.

         1.7 Business Expense shall mean all out-of-pocket costs and expenses incurred by BDEC solely and exclusively in the performance of its duties and obligations under, and in accordance with, this Agreement. Business Expense shall also include that portion (allocated based on the relative percentage amount of each such employee's time spent working directly on the Business of the Company) of salaries, wages and benefits for those personnel employed by BDEC to provide services hereunder, but only to the extent such employees (i) work directly on the Business of the Company and (ii) are either listed on Exhibit B hereto or are subsequently employed to replace such listed employees or are added in the same service categories related to the Business as corresponds to the service categories applicable to the employees listed on Exhibit B. Business Expense shall also include a reasonable allocation of the out-of-pocket costs incurred by BDEC related to hiring such personnel. Notwithstanding the foregoing, Business Expense shall not include any portion of the salaries, wages or benefits related to any personnel employed or otherwise retained or contracted by BDEC who work in any of the following departments or fall within any of the following categories: (a) accounting, (b) accounts receivable, (c) purchasing, (d) practice operations, (e) management information systems and facilities support, (f) human resources, (g) credentialing, or (h) executive management. Furthermore, Business Expense shall not include any rent or other costs or expenses incurred by BDEC pursuant to the Base Leases. For illustration purposes, the parties agree that Business Expense for the Phoenix Refractive Surgery center based on the pro forma annualized facility model attached hereto as Exhibit A for the first full year of the Term of this Agreement would be $1,663,638, being the sum of the categories on Exhibit A marked with an asterisk. It is the intention of the parties that Business Expense be consistent with the methodology reflected in Exhibit A.

     1.8 Company shall mean Prime/BDEC Acquisition, L.L.C.

     1.9 Facility and Facilities shall have the meaning given to it in the recitals to this Agreement.

     1.10 Premises P shall mean the Facility and other space located in Building P to which the right to use is granted in Section 2.3 hereof.

     1.11 Premises T shall mean the Facility and other space located in Building T to which the right to use is granted in Section 2.3 hereof.

     1.12 Refractive Surgery shall mean, collectively, any current and/or future surgical procedures intended to correct myopia, hyperopia or astigmatism of the eye, excluding procedures aimed only at restoring accommodation (presbyopia) and procedures to treat only cataracts, glaucoma, oculoplastics or retinal abnormality.

     1.13 Services Fee shall mean BDEC's compensation established and described in Article VI hereof.

     1.14 State shall mean the State of Arizona.

     1.15 Term shall mean the initial and any renewal periods of duration of this Agreement as described herein.

                                   ARTICLE II
                            RIGHT TO USE THE PREMISES

     2.1 Base Lease. Section 2.3 contains a grant of a right to use Premises P and Premises T and is subject and subordinate to the terms and conditions of those certain leases as amended ("Base Leases") pursuant to which BDEC leases the Building P and Building T.

     2.2 Users of Buildings. Building P and Building T are used for multiple activities, including, but not limited to, Refractive Surgery, office and clinic activities of BDEC physicians and other professionals, an ambulatory surgery center ("ASC") and marketing, accounting, management and other administrative activities. The various activities in each Building do not necessarily have specific or identified space and, in some instances, more than one activity uses a space at the same time or at different times. BDEC designates, schedules and modifies the location and the times that each activity can use space in the Buildings.

         2.3 Grant of Right to Use. In consideration of Company's payment to BDEC of the Purchase Price, as defined in the Contribution Agreement, and on the terms and conditions of this Agreement, BDEC hereby grants to the Company the non-exclusive right to use for Refractive Surgery the spaces in the Buildings where the Equipment and Personalty are located at the times during regular business hours and in the manner designated by BDEC (but in no event less than forty percent (40%) of the of the business hours during each week), which might require the using of such space while the same or adjoining space is being used by an ASC or on a cooperative schedule with an ASC. BDEC also grants to the Company the non-exclusive right to use and to permit its guests and invitees to use the common areas in accordance with the Base Leases. Notwithstanding that the foregoing grants are non-exclusive, BDEC covenants and agrees that it will not allow any person or entity, other than the Company, to utilize any space in the Buildings, any Equipment and Personalty or any BDEC Employees for purposes of conducting any component of the Business.

     2.4 Term and Conditions of Grant. The grants set forth in Section 2.3 above are each for the term and on the conditions, requirements, covenants, rules and regulations of the Base Leases and subject to Company's paying its allocated portion of the rent, common area charges and other payments required of BDEC under the Base Leases.

     2.5 Maintenance of Base Leases. Throughout the Term of this Agreement, BDEC covenants and agrees to maintain all Base Leases in full force and affect, without any breach or default by BDEC thereunder.

                                                    ARTICLE III
                                         APPOINTMENT AND AUTHORITY OF BDEC

     3.1 Appointment. The Company hereby appoints BDEC as its sole and exclusive agent for the management and performance of day-to-day operations of the Business in the Facilities, using the Equipment and Personalty, through the provision of Management Services and Support Services, as defined herein, and BDEC hereby accepts such appointment, subject at all times to the provisions of this Agreement.

         3.2 Authority. Consistent with the provisions of this Agreement, directions given by the Company and operating and capital budgets established by the Company, BDEC shall have the responsibility and commensurate authority to provide, or cause to be provided, personnel, business and administrative services for the Company, which shall include those services set forth in
Article III hereof. BDEC is hereby expressly authorized to provide all such services in whatever manner BDEC, in good faith, deems appropriate and consistent with commercially reasonable standards to meet the day-to-day requirements of the business functions of the Company or related to the Business. The authority of BDEC shall extend no further than is expressly provided herein, and shall not be extended by implication or otherwise. Notwithstanding anything contained herein to the contrary, BDEC shall have no authority to speak on behalf of, or to bind, the Company with respect to any third party.

     3.3 Retained Authority. The Company shall at all times retain the ultimate responsibility for the operation of the Business and, except as delegated to BDEC herein or by resolution of Company's managers, shall retain the authority and power and to make all decisions with respect to its assets and rights.

     3.4 Nature of Relationship. The parties acknowledge and agree that no partnership or other form of entity, or any joint and several liability, is intended to be created by or between them by the execution or operation of this Agreement, and none of the foregoing should be implied.

                                                    ARTICLE IV
                                                 COVENANTS OF BDEC

     4.1 Management and Support Services. BDEC shall provide the Management Services and Support Services necessary to operate the Business as it was operated by BDEC prior to the Effective Time, including, but not limited to the following:

     4.1.1 Marketing and Scheduling. BDEC shall conduct marketing efforts for the Facility and shall schedule patient treatment in the Facility, in the manner that such services were performed prior to the Effective Time.

     4.1.2  Physician  Matters.  BDEC  shall  credential  physicians  to perform
Refractive Surgery in the Facility and shall schedule physicians to use the Facility in the manner that such services were performed prior to the Effective Time.

     4.1.3 Supplies. As agent for the Company, BDEC shall obtain all reasonable medical, office, and other supplies, including stationery and forms, and shall ensure that the Company is at all times adequately stocked with such supplies as are reasonably necessary and appropriate for the operation of the Business.

     4.1.4 Licenses and Permits. BDEC shall coordinate all development and planning processes, and apply for and use BDEC's best efforts to obtain and maintain all federal, state, and local licenses and regulatory permits required for or in connection with the operation of the Business.

     4.1.5 Contract Negotiations. BDEC shall negotiate, either directly or on the Company's behalf, as appropriate, all contractual arrangements with third parties as are reasonably necessary and appropriate for the Business.

     4.1.6 Financial Matters. BDEC shall establish and administer accounting procedures, controls, and systems for the development, preparation, and safekeeping of records and books of accounts relating to the Company, all of which shall be prepared and maintained in accordance with generally accepted accounting principles consistently applied. BDEC shall prepare and deliver to the Company, and each of its members, within thirty (30) days after the end of each fiscal year of the Company, a balance sheet, a profit and loss statement, and a statement of sources and applications of funds and changes in working capital reflecting the financial status of the Company and as of the end of such prior fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied. Additionally, BDEC shall prepare and deliver to the board of managers of the Company, and each of the Company's members, monthly financial statements within ten (10) days after the end of each month, and shall prepare and deliver to the board of managers of the Company, and each of the Company's members, such other financial statements or records as BDEC may from time to time deem appropriate or as the board of managers of the Company, or its members, may reasonably request. On or before ninety (90) days prior to the end of each fiscal year of the Company, BDEC will prepare and deliver to the board of managers of the Company, and each of the Company's members, a proposed operating budget of projected expenses and revenues of the Company for the next fiscal year of the Company, and representatives of BDEC shall make themselves reasonably available to the board of managers and the members of the Company to explain such proposed budget and the underlying assumptions.

     4.1.7 Billing and Collection. BDEC shall be solely responsible for billing and collecting for all services provided by Company and for the use of the Facility and Equipment and Personalty. Company shall be entitled to all monies collected by BDEC on behalf of Company.

     4.1.8 Information Systems. BDEC shall provide and maintain the information systems it deems necessary to operate the Business. BDEC shall have reasonable discretion to select hardware and software, provided such hardware and software shall be adequate to operate the Business in a commercially reasonable manner, and BDEC shall be responsible for training employees to operate any such systems.

     4.1.9 Legal Actions. As requested by the Company, BDEC shall advise and assist the Company in instituting or defending legal actions or proceedings by or against third parties arising out of the Business, including, without limitation, those actions necessary for the protection and continued operation of the Company. BDEC shall have no authority to initiate, compromise or settle any legal action in the name of the Company, or to confess a judgment in the name of, or on behalf of, the Company.

     4.1.10 Insurance. (a) BDEC shall obtain and maintain professional and comprehensive general liability insurance and other insurance covering Company for the risks and in the amounts typically carried by others in the same business as Company.

     (b) BDEC shall obtain and maintain appropriate workers' compensation coverage for BDEC's personnel and shall carry professional and comprehensive general liability insurance covering all BDEC personnel in amounts that BDEC deems necessary, the cost of which insurance shall be a Business Expense.

         4.2 Personnel. BDEC shall employ or otherwise retain, and shall be responsible for interviewing, selecting, hiring, training, supervising, scheduling, and terminating, non-physician personnel as BDEC deems reasonably necessary and appropriate for the performance of Management Services and Support Services. Such personnel may include temporary or "floater" personnel who are retained by BDEC to substitute for permanent personnel. BDEC shall have sole responsibility for determining the salaries, wages, and fringe benefits of all such personnel, for paying such salaries and wages, and for providing such fringe benefits, and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law or governmental requirement. BDEC shall have sole discretion in decisions regarding the termination of personnel employed by BDEC to provide services to the Company. BDEC shall indemnify the Company and the Compan s managers and members and hold them harmless from and against any claim or cause of action which alleges or is based upon any act or omission by BDEC or its owners, managers, directors, officers or employees with respect to any employee or former employee of BDEC. This indemnity obligation shall survive any termination or expiration of this Agreement.

     4.2.1 Non-Exclusivity. In recognition of the fact that the personnel retained by BDEC to provide services pursuant to this Agreement may from time to time perform services for others, this Agreement shall not prevent BDEC from performing such services for others or restrict BDEC from using such personnel in the performance of services for other parties which are not in the same business as Company.

                  4.2.2 Equal Employment Opportunity. Without limitation of any provision set forth herein, BDEC expressly agrees, for itself and on behalf of the Company, to abide by any and all applicable federal and/or State equal employment opportunity statutes, rules, and regulations, including, without limitation, Title VII of the Civil Rights Act of 1964, the Equal Employment Opportunity Act of 1972, the Age Discrimination in Employment Act of 1967, the Equal Pay Act of 1963, the National Labor Relations Act, the Fair Labor Standards Act, the Rehabilitation Act of 1973, the Occupational Safety and Health Act of 1970, and the Americans with Disabilities Act, all as may from time-to-time be modified or amended.

     4.2.3 Labor Reports. BDEC shall for its own account or on behalf of the Company, as appropriate, prepare, maintain, and file all requisite reports and statements regarding income tax withholdings, unemployment insurance, social security, workers' compensation, equal employment opportunity, or other reports and statements required with respect to personnel provided by BDEC pursuant to this Agreement and with respect to all personnel employed or otherwise retained by the Company.

     4.3 Conduct of Business. BDEC represents and warrants to the Company that it is authorized to enter into and perform this Agreement and its duties hereunder without the consent or approval of any third party which has not been obtained. BDEC covenants and agrees to provide all of the services required of it hereunder, and to perform all of its obligations hereunder, in a commercially reasonable manner and in compliance with all applicable laws and legal requirements.

                                                   ARTICLE V
                                              COVENANTS OF COMPANY

     5.1 Notices to BDEC. Company will give BDEC timely notice of operating and capital budgets approved by the Company and directions or requests that it has with respect to the conduct of the Business or the manner in which BDEC performs its duties hereunder in order that BDEC shall have an opportunity to comply with such budgets, directions or requests.

     5.2 Invoices and Payment. BDEC shall deliver to the board of managers of the Company, and to each of the members of the Company, monthly invoices setting forth the Services Fee, Use Fees, and expense reimbursement due BDEC for the immediately preceding month, together with such supporting documentation as shall be reasonably necessary to document the calculation and incurrence of such amounts in accordance with the terms of this Agreement. The Company will pay, or authorize BDEC in writing to pay, the invoiced amounts properly due within ten
(10) days after receipt of such invoice, unless any of such amounts are contested in good faith.

                                                   ARTICLE VI
                                             FINANCIAL ARRANGEMENT

     6.1 Amount of Services Fee. As compensation (the "Services Fee") for the Management Services and Support Services to be rendered hereunder, BDEC shall be entitled to receive from the Company an amount equal to Two percent (2%) of the Company's Net Revenues (as hereinafter defined).

         6.2 Determination of Net Revenues. For purposes of Section 6.1, "Net Revenues" shall mean the total operating revenues of the Company net of revenue deductions which include without limitation an allowance for contractual allowances, discounts, professional fees, co-management fees and staff managed fees and other uncollectible amounts, all as determined in accordance with the methodology used in the preparation of Exhibit A hereto and otherwise in accordance with generally accepted accounting principles consistently applied. For illustration purposes, the parties agree that Net Revenues for the Phoenix Refractive Surgery center based on the pro forma annualized facility model attached hereto as Exhibit A for the first full year of the Term of this Agreement would be $5,968,627.

     6.3 Business Expenses. In addition to the Services Fee described in Section 6.1, the Company shall reimburse BDEC, upon submission by BDEC of an invoice and necessary supporting documentation, for any Business Expense properly incurred by BDEC in accordance with this Agreement.

     6.4 Use Payment. Company agrees to pay (the "Use Payment") to BDEC on a monthly basis as compensation for BDEC's grant to Company of the right to use the Premises and common areas of the Buildings. The Use Payment for the Premises in Building P shall be twelve percent (12%), and for the Premises in Building T shall be thirty-six percent (36%) of the rent and all other costs and expenses incurred by BDEC pursuant to the Base Lease for each of the respective building. The Use Payment shall be paid in advance and shall be due and payable on the first day of each month during the Term.


                                                  ARTICLE VII
                                              TERM AND TERMINATION

     7.1 Term. This Agreement shall be effective for an initial period (the "Term") commencing on the Effective Date and ending September 1, 2004.

     7.2 Termination. The Company may terminate this Agreement immediately upon the occurrence of one of the following events:

     (1) the dissolution or bankruptcy of BDEC; or

     (2) after the expiration of a ninety (90) day period in which BDEC has failed to remedy its failure to perform its duties under this Agreement after having received written notice from the Company of BDEC's failure to perform its duties under this Agreement, which notice must specify the failure to perform.

     7.3 Termination by Agreement. In the event the Company and BDEC shall mutually agree in writing, this Agreement may be terminated on the date specified in such written agreement.

         7.4 Effects of Termination. Upon termination of this Agreement, as hereinabove provided, no party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination, and (ii) obligations, promises, or covenants set forth herein that are expressly made to extend beyond the Term, including, without limitation, payment of accrued money due under Article VI, if any, and the authority and limited power of attorney granted to BDEC herein, which shall survive until such time as such obligations, promises, or covenants shall be fully paid and satisfied (all of which provisions shall survive the expiration or termination of this Agreement). Notwithstanding anything to the contrary herein, upon termination of this Agreement for any reason, all accrued Service Fees, Business Expenses and Use Payments, if any, shall become immediately due and payable to BDEC without demand or notice.

                                                  ARTICLE VIII
                                                  MISCELLANEOUS

     8.1 Notices. Any notice, request, demand, instruction, communication, or other document required, permitted, or desired to be given hereunder shall be in writing and, except as otherwise provided for herein, shall be deemed effectively given: (a) on receipt if delivered personally or by commercial courier service or if sent by prepaid telex, telegram, by facsimile or by other instantaneous electronic transmission device, or (b) on the fifth day after deposit (unless a different date is shown on the return receipt) if sent postage prepaid registered or certified United States mail, return receipt requested, as follows:

                  Company:                  Prime/BDEC Acquisition, L.L.C.
                                            1301 Capital of Texas Highway
                                            Suite C-300
                                            Austin, Texas 78746

                                            Attn.:            President
                                            Facsimile:  (512) 314-4398

                  BDEC:                     Barnet Dulaney Eye Center, P.L.L.C..
                                            4800 North 22nd Street
                                            Phoenix, Arizona  85016
                                            Attn.: Mark Rosenberg
                                            Facsimile:  (602) 508-4889

or to such other address, or to the attention of such other person or officer, as either party may by written notice designate.

     8.2 Governing Law. This Agreement has been executed and delivered in, and shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Proper venue for any action with respect to this Agreement shall be Dallas County, Texas.

     8.3 Assignment. Except as may be herein specifically provided to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, and assigns; provided, however, that neither party may assign its rights and obligations under this Agreement without the prior written consent of the other.

     8.4 No Waiver. The failure of either party to insist at any time upon the strict observance or performance of any provision of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any right or remedy of such party or be construed as a waiver or relinquishment thereof with respect to subsequent defaults or breaches. Every right and remedy given by this Agreement to the parties hereto may be exercised from time to time and as often as may be deemed xpedient by the appropriate party.

     8.5 Consents, Approvals, and Exercise of Discretion. Except as may be herein specifically provided to the contrary, whenever this Agreement requires any consent or approval to be given by either party, or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed, and such discretion shall be reasonably exercised.


     8.6 Severability. In the event any provision of this Agreement is held to be invalid, illegal, or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall not affect the remainder of this Agreement, if the remainder of this Agreement can be enforced to achieve its purposes equitably to both parties.

     8.7 Divisions and Headings. The division of this Agreement into articles, sections, and subsections and the use of captions and headings in connection therewith are solely for convenience and shall not affect in any way the meaning or interpretation of this Agreement.

     8.8 Sales and Use Tax. BDEC and the Company acknowledge and agree that certain of the services to be provided by BDEC hereunder may be subject to state sales and use taxes and that BDEC may have a legal obligation to collect such taxes from the Company and to remit same to the State. The Company agrees to pay the applicable state sales and use taxes in respect of the portion of the Services Fee attributable to such services, and grants BDEC the right to withdraw and disburse from the bank accounts of the Company amounts necessary to timely and fully pay such taxes.

         8.9 Entire Agreement. With respect to the subject matter of this Agreement, this Agreement supersedes all previous contracts and constitutes the entire agreement between the parties. Neither party shall be entitled to benefits other than those specified herein. No oral statements or prior written material not specifically incorporated herein shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized unless incorporated herein by amendment in writing and signed by all parties hereto. Such amendment(s) shall become effective on the date stipulated in such amendment(s). The parties specifically acknowledge that, in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others.

         8.10 Audit Rights. During the Term of this Agreement and for a period of two (2) years after any termination or expiration of this Agreement, the Company and each of its members shall be entitled to audit and inspect the books and records of BDEC for purposes of determining the propriety of all Business Expenses, Services Fees and Use Payments charged to the Company under this Agreement. BDEC agrees to maintain, throughout such period, detailed records supporting all amounts charged to, or reimbursed by, the Company pursuant to this Agreement and to cooperate fully with, and to make its employees and records available during normal business hours to, the auditors or other representatives of the Company or its members performing such audit. Audit rights may not be exercised more frequently than once in every eighteen (18) month period and all costs and expenses associated therewith shall be borne by the party exercising audit rights unless any such inspection reveals that the Company has overpaid, by at least $25,000, any amounts which should have been properly paid or reimbursed to BDEC in accordance with the terms of this Agreement. BDEC shall be entitled to receive at least thirty (30) days' prior written notice of the exercise of audit rights prior to the beginning of such inspection.

                                             [Signature page follows]




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                                                 SIGNATURE PAGE TO
                                               COLLOCATION AGREEMENT


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


     COMPANY:                   PRIME/BDEC ACQUISITION, L.L.C.


                                By: /s/ Cheryl Williams

                                Name: Cheryl Williams

                                Title: Treasurer



     BDEC:                      BARNET DULANEY EYE CENTER, P.L.L.C.


                                By: /s/ Ronald W. Barnet, M.D.
                                Ronald W. Barnet, M.D., manager


                                By: /s/ David D. Dulaney, M.D.
                                David D. Dulaney, M.D., manager

                                                     EXHIBIT A

                                               Pro Forma Annualized
                                                  Facility Model

                                                     EXHIBIT B

                                                     EMPLOYEES